UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 6, 2003


                         NEW ENGLAND ACQUISITIONS, INC.
             (Exact name of registrant as specified in its charter)

          Florida               5 Ridge Road               65-1102237
                               Cos Cob, CT 06807
       (State or other            203-622-1848           (I.R.S. Employer
      jurisdiction of                                  Identification No.)
                  incorporation or      (Address of Principal
                   organization)          Executive Offices)


                                  203-622-1848
              Registrant's telephone number, including area code:

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Item 5.  Other Events and Regulation FD Disclosure.

Eugene Cella, the President of CJC Enterprises of New York, Inc., has advised us that CJC's retail store in Center Moriches, New York will shortly be closed because it has not been profitable. Mr. Cella believes that the failure of the store is primarily a result of its location which is not on a heavily traveled thoroughfare. CJC intends to open another store in a more favorable location during the third quarter of 2003. CJC's ability to open another store is however, in substantial part, dependant upon its ability to acquire not less than $50,000 of capital. CJC does not now have any meaningful capital and there can be no assurance that CJC will be successful in obtaining sufficient capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New England Acquisitions, Inc.

Date: June 6, 2003

/s/ Gary Cella
---------------
Gary Cella,
President